Exhibit 24

POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS

The undersigned hereby constitutes and appoints Balchem Corporation’s Chief Legal Officer (Hatsuki Miyata as of the date of this Power of Attorney), General Counsel, Secretary, Deputy General Counsel (Travis Larsen as of the date of this Power of Attorney), and Assistant Secretary, each, individually, with full power of substitution, as the undersigned’s true and lawful attorney-in-fact to:

(1)
prepare, execute in the undersigned’s name and on the undersigned’s behalf, and submit to the U.S. Securities and Exchange Commission (the “SEC”) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended, or any rule or regulation of the SEC;

(2)
prepare, execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or director of Balchem Corporation (the “Company”), Forms 3, 4, and 5 or any other required forms, including any amendments to such forms, as appropriate, in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder;

(3)
do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form 3, 4, or 5 or any other required forms, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and

(4)
take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorneys-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorneys-in-fact on behalf of the undersigned pursuant to this Power of Attorney for Section 16 Reporting Obligations shall be in such form and shall contain such terms and conditions as such attorneys-in-fact may approve in such attorneys-in-fact’s discretion.

The undersigned hereby grants to such attorneys-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorneys-in-fact, or such attorneys-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to either of the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney for Section 16 Reporting Obligations to be executed as of this 9th day of September, 2026.

/s/ Ren Anthony Gonzalez
Ren Anthony Gonzalez

State of New Jersey	)ss:
County of Bergen	)

I certify that on September 9, 2026, Ren Anthony Gonzalez personally appeared before me and acknowledged under oath, to my satisfaction, that he is named in and personally signed this instrument.